Exhibit 99.1

CIT to Acquire Mutual of Omaha Bank

•	Enhances and diversifies CIT’s funding profile with Mutual of Omaha Bank’s market-leading homeowners association banking business, a source of scalable lower-cost deposits

•	Extends middle market commercial banking capabilities with expanded products, technology solutions and geographic footprint

•	Advances strategic plan and accelerates shareholder value creation

NEW YORK – CIT Group Inc. (NYSE: CIT) and Mutual of Omaha (Mutual) today announced a definitive agreement for CIT’s banking subsidiary, CIT Bank, N.A., to acquire Mutual’s savings bank subsidiary, Mutual of Omaha Bank, for a purchase price of $1 billion. The purchase price will be comprised primarily of cash and up to $150 million of CIT common stock, the amount of which will be determined by CIT. The transaction will diversify and enhance CIT’s funding profile with stable, lower-cost deposits from Mutual of Omaha Bank’s market-leading homeowner’s association (HOA) banking business. In addition, it will advance CIT’s strategic plan, extend its commercial banking capabilities and enhance profitability.

The transaction includes $6.8 billion in deposits, $4.5 billion of which are HOA deposits from more than 31,000 community associations nationwide, and $2.3 billion of which are from commercial and consumer financial centers in key markets. In addition, $8.3 billion of total assets, including $3.9 billion of middle-market commercial loans, are part of the transaction, which adds to CIT’s growing franchise. On a pro forma basis, CIT will have approximately $42.1 billion of total deposits and $58.9 billion of total assets.

CIT Chairwoman and Chief Executive Officer Ellen R. Alemany said, “Following our multi-year strategic transformation, we entered the next phase of our plan focused on thoughtful growth and value creation. This transaction squarely aligns to those goals by immediately enhancing our deposit and commercial banking capabilities and improving our profitability. This is a unique opportunity to accelerate our strategic plan through the addition of a market-leading HOA deposit franchise, a broader set of product and technology solutions and an expanded business footprint that complements CIT’s existing franchise.”

“Mutual of Omaha Bank has a talented and dedicated team that built a successful, vibrant institution. The integration of Mutual of Omaha Bank into CIT creates great opportunity to leverage the strengths of both institutions,” said Mutual of Omaha Chairman and CEO James Blackledge. “This transaction allows Mutual of Omaha to focus on, and invest in, growth in its core insurance businesses.”

CIT Strategic Benefits

The acquisition will accelerate the next phase of CIT’s strategic plan and complement the company’s focus on serving small and midsized businesses with thoughtful solutions, competitive financing and deposit products. The HOA business offers a national, highly scalable deposit channel with a strong market presence and differentiated technology-enabled solutions. The commercial banking business and financial centers add additional talent and expertise in key metro markets that supplement CIT’s presence.

CIT Financial Benefits

The transaction is expected to improve CIT’s deposit costs by approximately 20 basis points upon closing. The company’s return on tangible common equity ratio is expected to be enhanced by 80 basis points in 2020 and increase to more than 100 basis points over two years. The transaction is expected to be accretive to 2020 estimated earnings per share (EPS) by 2 percent, based on CIT’s consensus estimate with cost savings fully phased in, and EPS accretion is expected to grow to double-digits over time.

The transaction is expected to close in the first quarter of 2020, subject to regulatory approval and satisfaction of other customary closing conditions. The agreement excludes Mutual’s mortgage subsidiary, Synergy One Lending.

J.P. Morgan Securities LLC served as lead financial advisor to CIT and rendered a fairness opinion to the CIT Board of Directors. Evercore also served as a financial advisor, and Sullivan and Cromwell LLP served as legal advisor to CIT. Keefe, Bruyette & Woods, a Stifel Company, served as financial advisor and Squire Patton Boggs served as legal advisor for Mutual of Omaha.

Investor Conference Call

CIT will host a conference call today, Tuesday, Aug. 13, to discuss the transaction. Conference call details are as follows and the presentation, which includes an appendix reconciling non-GAAP disclosures, can be found in the Investor Relations section of cit.com.

Time:	8:00 a.m. ET
Dial-in:	1-888-317-6003 U.S.
1-866-284-3684 Canada
1-412-317-6061 International
Conference ID 7930632

The conference call will also be webcast, which can be accessed from the Investor Relations section of cit.com. A replay of the conference call will be available on the website.

About CIT CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience, approximately $50 billion in assets as of June 30,

2019, and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company’s commercial banking segment includes commercial financing, real estate financing, equipment financing, factoring and railcar financing. CIT’s consumer banking segment includes its national online bank, CIT Bank, and a Southern California branch bank, OneWest Bank. Discover more at cit.com/about.

About Mutual of Omaha

Founded in 1909, Mutual of Omaha is a Fortune 500 organization offering a variety of insurance and financial products for individuals, businesses and groups throughout the United States. In the individual market, Mutual is a leader in the senior health, life, long-term care, disability and annuity lines. The company also offers a portfolio of employee benefit and retirement solutions. For more information about Mutual of Omaha, visit www.mutualofomaha.com.

CIT Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the proposed acquisition by CIT of Mutual of Omaha Bank described herein, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including, planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to the proposed transaction described in this presentation do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT experiences (A) difficulties and delays in integrating CIT’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits, or (B) business disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; and (vii) changes in asset quality, credit risk, interest rates, capital markets or other economic conditions. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Financial Measures

This presentation contains references to non-GAAP financial measures, which provide additional information and insight regarding operating results and financial position of the business, including financial information that is presented to rating agencies and other users of financial information. These non-GAAP measures are not in accordance with, or a substitute for, GAAP and may be different from or inconsistent with non-GAAP financial measures used by other companies. The definitions of these measures and reconciliations of non-GAAP to GAAP financial information are available in this presentation.

This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities.

All amounts are as of June 30, 2019 unless otherwise stated.

Contacts:

CIT

Media Relations	Investor Relations
Gina Proia	Barbara Callahan
212-771-6008	973-740-5058
Gina.Proia@cit.com	Barbara.Callahan@cit.com

Mutual of Omaha and Mutual of Omaha Bank

Media Relations

Jim Nolan

402-351-2944

Jim.Nolan@mutualofomaha.com